Exhibit 99.1

J. C. PENNEY COMPANY, INC. REPORTS 2012 FISCAL THIRD QUARTER RESULTS

PLANO, Texas, Nov. 9, 2012 -- J. C. Penney Company, Inc. (NYSE: JCP) today announced financial results for its fiscal third quarter ended October 27, 2012.  For the quarter, jcpenney reported a net loss of $123 million or $0.56 per share.  Excluding the net gain on the sales of non-core assets, restructuring and management transition charges, and non-cash primary pension plan expense, adjusted net loss for the quarter was $203 million or $0.93 per share.  A reconciliation of GAAP to non-GAAP financial measures is included in the schedules accompanying the consolidated financial statements included with this release.

Ron Johnson, chief executive officer of jcpenney said, "While the quarter overall was challenging, the performance of jcp's new brands and shops reinforces our conviction to transform jcpenney into a specialty department store.  Today, jcp is really a tale of two companies.  By far the largest part of our store is the old jcpenney, which continues to struggle and experience significant challenges as evidenced by our third quarter results.  However, the new jcp, centered around the shop concept, is gaining traction with customers every day and is surpassing our own expectations in terms of sales productivity which continues to give us confidence in our long term business model.”

Shops Update:
During the quarter, the Company opened shops under the Levi’s ®, Izod®, Liz Claiborne®, The Original Arizona Jean Co. ®, and jcp™ brands.  The Company also opened 38 Sephora inside jcpenney stores, bringing the total to 386.  Currently, the Company has transformed approximately 7.2 million square feet of selling space into the shop format.  The Company will provide additional detail on year-to-date shop performance during an earnings presentation conducted later today.

Third Quarter Results:
Comparable store sales for the third quarter declined 26.1 percent and total sales decreased 26.6 percent.  Internet sales through jcp.com were $214 million in the third quarter, decreasing 37.3 percent from last year.

Gross margin was 32.5 percent of sales, compared to 37.4 percent in the same period last year.  Gross margin was impacted by lower than expected sales in the quarter and a higher level of clearance merchandise sales.

The Company’s SG&A expenses decreased $155 million compared to last year’s third quarter.

For the third quarter, the Company incurred $34 million in restructuring and management transition charges. These charges comprised the following:

•	Home office and stores $4 million, or $0.01 per share;
•	Store fixtures $18 million, or $0.05 per share;
•	Supply chain $3 million, or $0.01 per share;
•	Management transition $6 million, or $0.02 per share;
•	Other $3 million, or $0.01 per share.

As a result of previous actions taken to reduce the workforce, the Company re-measured its pension plans during the quarter, which resulted in a reduction to non-cash primary pension plan expense of $27 million, bringing total primary pension plan expense in 2012 to $167 million.

The Company ended the third quarter with approximately $525 million in cash and cash equivalents on its balance sheet.

During the quarter, the Company opened seven new jcpenney stores, including four new stores and three relocations.

Sale of Non-Core Assets:
As part of jcpenney’s strategy to monetize assets that are not core to its operations, the Company generated $279 million of cash from the sale of several non-core assets during the third quarter.

Earnings Event Today/Webcast Details:
At 8:00 a.m. ET today, the Company will host an in-person meeting with members of the financial community at SIR Stage 37 in New York City where the jcp leadership team will provide further commentary on the Company’s third quarter 2012 financial results. The presentations and question-and-answer session will also be available live via streaming video and webcast on the Company's investor relations website at http://ir.jcpenney.com. Replays of the webcast will be available for up to 90 days after the event.

For individuals without access to the webcast, the event will also be available via live conference call in listen-only mode. To access the presentations and question-and-answer session, please dial (866) 713-8395, or (617) 597-5309 for international callers, and reference 50754540 participant code.  Telephone playback will be available for seven days beginning approximately two hours after the conclusion of the meeting by dialing (888) 286-8010 and (617) 801-6888 for international callers and referencing 15554609 participant code.

For further information, contact:

Eric Cerny and Angelika Torres; (972)431.5500
jcpinvestorrelations@jcpenney.com

Kristin Hays and Joey Thomas; (972)431.3400
jcpcorpcomm@jcpenney.com

Corporate Website
ir.jcpenney.com

About jcpenney:
More than a century ago, James Cash Penney founded his company on the principle of the Golden Rule: treat others the way you’d like to be treated – Fair and Square. His legacy continues to this day, as J. C. Penney Company, Inc. (NYSE: JCP) boldly transforms the retail experience across 1,100 stores and jcp.com to become America’s favorite store. Focused on making the customer experience better every day, jcpenney is dreaming up new ways to make customers love shopping again. On every visit, customers will discover great prices every day in a unique Shops environment that features exceptionally curated merchandise, a dynamic presentation and unmatched customer service. For more information, visit us at jcp.com.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, trade restrictions, the impact of changes designed to transform our business, customer acceptance of our new strategies, the impact of cost reduction initiatives, implementation of new systems and platforms, changes in tariff, freight and shipping rates, changes in the cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, the impact of weather conditions, risks associated with war, an act of terrorism or pandemic, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information and legal and regulatory proceedings.  Please refer to the Company's most recent Form 10-K and subsequent filings for a further discussion of risks and uncertainties. Investors should take such risks into account when making investment decisions. We do not undertake to update these forward-looking statements as of any future date.

#  #  #

J. C. PENNEY COMPANY, INC.
SUMMARY OF OPERATING RESULTS
(Unaudited)
(Amounts in millions except per share data)

	Three months ended			Nine months ended
	Oct. 27,	Oct. 29,	% Inc.	Oct. 27,	Oct. 29,	% Inc.
	2012	2011	(Dec.)	2012	2011	(Dec.)
STATEMENTS OF OPERATIONS:
Total net sales	$ 2,927	$ 3,986	(26.6)%	$ 9,101	$ 11,835	(23.1)%
Costs of goods sold	1,975	2,497	(20.9)%	5,959	7,254	(17.9)%
Gross margin	952	1,489	(36.1)%	3,142	4,581	(31.4)%
Operating expenses/(income):
Selling, general and administrative (SG&A)	1,087	1,242	(12.5)%	3,297	3,766	(12.5)%
Primary pension plan	42	22	90.9%	139	65	100+%
Supplemental pension plans	9	9	0.0%	28	23	21.7%
Total pension	51	31	64.5%	167	88	89.8%
Depreciation and amortization	133	127	4.7%	386	383	0.8%
Real estate and other, net	(197)	(5)	(100+)%	(412)	(24)	(100+)%
Restructuring and management transition	34	265	(87.2)%	269	297	(9.4)%
Total operating expenses	1,108	1,660	(33.3)%	3,707	4,510	(17.8)%
Operating income/(loss)	(156)	(171)	8.8%	(565)	71	(100+)%
Net interest expense	55	55	0.0%	169	170	(0.6)%
Income/(loss) before income taxes	(211)	(226)	6.6%	(734)	(99)	(100+)%
Income tax expense/(benefit)	(88)	(83)	(6.0)%	(301)	(34)	(100+)%
Net income/(loss)	$ (123)	$ (143)	14.0%	$ (433)	$ (65)	(100+)%

Earnings/(loss) per share - basic	$ (0.56)	$ (0.67)	16.4%	$ (1.98)	$ (0.30)	(100+)%
Earnings/(loss) per share - diluted	$ (0.56)	$ (0.67)	16.4%	$ (1.98)	$ (0.30)	(100+)%

FINANCIAL DATA:
Comparable store sales increase/(decrease)	(26.1)%	(1.6)%		(22.3)%	1.2%

Ratios as a percentage of sales:
Gross margin	32.5%	37.4%		34.5%	38.7%
SG&A expenses	37.1%	31.2%		36.2%	31.8%
Total operating expenses	37.8%	41.7%		40.7%	38.1%
Operating income/(loss)	(5.3)%	(4.3)%		(6.2)%	0.6%
Effective income tax rate	41.7%	36.7%		41.0%	34.3%

COMMON SHARES DATA:
Outstanding shares at end of period	219.2	213.4		219.2	213.4
Weighted average shares outstanding (basic shares)	219.4	213.3		219.1	218.6
Weighted average shares used for diluted EPS	219.4	213.3		219.1	218.6

CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in millions)

	Oct. 27,	Oct. 29,
	2012	2011

Assets
Current assets
Cash in banks and in transit	$ 141	$ 205
Cash short-term investments	384	880
Cash and cash equivalents	525	1,085
Merchandise inventory	3,362	4,376
Income tax receivable	69	175
Deferred income taxes	409	189
Prepaid expenses and other	265	285
Total current assets	4,630	6,110
Property and equipment, net	5,391	5,242
Prepaid pension	-	668
Other assets	767	807
Total assets	$ 10,788	$ 12,827

Liabilities and stockholders' equity
Current liabilities
Merchandise accounts payable	$ 1,408	$ 1,831
Other accounts payable and accrued expenses	1,242	1,404
Current maturities of capital leases and notes payable	22	1
Current maturities of long-term debt	-	230
Total current liabilities	2,672	3,466
Long-term capital leases and notes payable	75	3
Long-term debt	2,868	2,868
Deferred taxes	786	1,152
Other liabilities	885	816
Total liabilties	7,286	8,305
Stockholders' equity	3,502	4,522
Total liabilities and stockholders' equity	$ 10,788	$ 12,827

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in millions)

	Three months ended		Nine months ended
	Oct. 27,	Oct. 29,	Oct. 27,	Oct. 29,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income/(loss)	$ (123)	$ (143)	$ (433)	$ (65)
Adjustments to reconcile net income/(loss) to net cash
provided by/(used in) operating activities:
Restructuring and management transition	12	216	102	230
Asset impairments and other charges	6	6	10	8
Net gain on sales or redemption of non-core assets	(197)	-	(397)	-
Depreciation and amortization	133	127	386	383
Benefit plans	31	18	110	46
Stock-based compensation	12	7	38	33
Excess tax benefits from stock-based compensation	6	(1)	(17)	(5)
Deferred taxes	(27)	9	(224)	(96)
Change in cash from:
Inventory	(369)	(804)	(446)	(1,163)
Prepaid expenses and other assets	(26)	(89)	(41)	(86)
Merchandise accounts payable	393	445	386	698
Current income taxes	74	(108)	108	(34)
Accrued expenses and other	27	12	(237)	(82)
Net cash provided by/(used in) operating activities	(48)	(305)	(655)	(133)
Cash flows from investing activities:
Capital expenditures	(341)	(174)	(580)	(469)
Proceeds from the sales or redemption of
non-core assets	279	-	525	-
Acquisition of tradenames	-	-	(9)	-
Proceeds from sale of operating assets	-	1	-	1
Proceeds from joint venture cash distribution	-	53	-	53
Net cash provided by/(used in) investing activities	(62)	(120)	(64)	(415)
Cash flows from financing activities:
Payment of capital leases and notes payable	(13)	-	(13)	-
Payment of long-term debt	(230)	-	(230)	-
Financing costs	-	-	(4)	(15)
Stock repurchase program	-	-	-	(900)
Proceeds from issuance of stock warrant	-	-	-	50
Proceeds from stock options exercised	1	1	70	12
Other changes in stockholders' equity	(11)	1	-	(1)
Dividends paid	-	(43)	(86)	(135)
Net cash provided by/(used in) financing activities	(253)	(41)	(263)	(989)
Net increase/(decrease) in cash and cash equivalents	(363)	(466)	(982)	(1,537)
Cash and cash equivalents at beginning of period	888	1,551	1,507	2,622
Cash and cash equivalents at end of period	$ 525	$ 1,085	$ 525	$ 1,085

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in millions except per share data)

We define (1) adjusted operating income/(loss) as operating income/(loss) excluding the impact of markdowns related to the alignment of inventory with our new strategy, restructuring and management transition charges, the non-cash impact of the primary pension plan expense and the net gain on sales or redemption of non-core assets and (2) adjusted net income/(loss) and adjusted earnings/(loss) per share - diluted as net income/(loss) and earnings/(loss) per share - diluted, respectively, excluding the after-tax impacts of markdowns related to the alignment of inventory with our new strategy, restructuring and management transition charges, the non-cash impact of the primary pension plan expense and the net gain on sales or redemption of non-core assets.  We believe that the presentation of these non-GAAP financial measures is useful in order to better understand our financial performance as well as facilitate the comparison of our results to the results of our peer companies.  It is important to view each of these non-GAAP financial measures in addition to, rather that as a substitute for, the GAAP measures of operating income/(loss), net income/(loss) and earnings/(loss) per share-diluted, respectively.

ADJUSTED OPERATING INCOME/(LOSS), NON-GAAP FINANCIAL MEASURE
The following table reconciles operating income/(loss), the most directly comparable GAAP measure, to adjusted operating income/(loss), a non-GAAP financial measure:
		Three months ended		Nine months ended
		Oct. 27,	Oct. 29,	Oct. 27,	Oct. 29,
		2012	2011	2012	2011
Operating income/(loss)		$ (156)	$ (171)	$ (565)	$ 71
	As a percent of sales	(5.3)%	(4.3)%	(6.2)%	0.6%
Add:	Markdowns - inventory strategy alignment	-	-	155	-
	Restructuring and management transition
	charges	34	265	269	297
	Primary pension plan expense	42	22	139	65
Less:	Net gain on sales or redemption of non-core
	assets	(197)	-	(397)	-
Adjusted operating income/(loss) (non-GAAP)		$ (277)	$ 116	$ (399)	$ 433
	As a percent of sales	(9.5)%	2.9%	(4.4)%	3.7%

ADJUSTED NET INCOME/(LOSS) AND ADJUSTED EARNINGS/(LOSS) PER SHARE-DILUTED, NON-GAAP
	FINANCIAL MEASURES
The following table reconciles net income/(loss) and earnings/(loss) per share-diluted, the most directly comparable GAAP measures, to  adjusted net income/(loss) and adjusted earnings/(loss) per share-diluted, non-GAAP financial measures:

		Three months ended		Nine months ended
		Oct. 27,	Oct. 29,	Oct. 27,	Oct. 29,
		2012	2011	2012	2011
Net income/(loss)		$ (123)	$ (143)	$ (433)	$ (65)
Earnings/(loss) per share - diluted		$ (0.56)	$ (0.67)	$ (1.98)	$ (0.30)
Add:	Markdowns - inventory strategy alignment, net
	of tax of $-, $-, $60, $-	-	-	95	-
	Restructuring and management transition
	charges, net of tax of $13, $98, $104, $111	21	167	165	186
	Primary pension plan expense, net of tax of
	$16, $8, $54, $25	26	14	85	40
Less:	Net gain on sales or redemption of non-core
	assets, net of tax of $(70), $-, $(146), $-	(127)	-	(251)	-

Adjusted net income/loss (non-GAAP)		$ (203)	$ 38	$ (339)	$ 161

Adjusted earnings/(loss) per share - diluted (non-GAAP)		$ (0.93)	$ 0.18	$ (1.55)	$ 0.73

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in millions except per share data)

Free cash flow is a key financial measure of our ability to generate additional cash from operating our business and in evaluating our financial performance. We define free cash flow as cash flow from operating activities, less capital expenditures and dividends paid, plus the proceeds from the sale of operating assets.  Free cash flow is a relevant indicator of our ability to repay maturing debt, revise our dividend policy or fund other uses of capital that we believe will enhance stockholder value. Free cash flow is considered a non-GAAP financial measure under the rules of the SEC. Free cash flow is limited and does not represent remaining cash flow available for discretionary expenditures due to the fact that the measure does not deduct payments required for debt maturities, pay-down of off-balance sheet pension debt, and other obligations or payments made for business acquisitions. Therefore, it is important to view free cash flow in addition to, rather than as a substitute for, our entire statement of cash flows and those measures prepared in accordance with GAAP.

FREE CASH FLOW, NON-GAAP FINANCIAL MEASURE
The following table reconciles cash flow from operating activities, the most directly comparable GAAP measure, to free cash flow, a non-GAAP financial measure:

		Three months ended		Nine months ended
		Oct. 27,	Oct. 29,	Oct. 27,	Oct. 29,
		2012	2011	2012	2011
Net cash provided by/(used in) operating activities		$ (48)	$ (305)	$ (655)	$ (133)

Add:	Proceeds from sale of operating assets	-	1	-	1

Less:	Capital expenditures	(341)	(174)	(580)	(469)
	Dividends paid	-	(43)	(86)	(135)
Free cash flow (non-GAAP)		$ (389)	$ (521)	$ (1,321)	$ (736)

Non-GAAP Financial Measure

We report our financial information in accordance with generally accepted accounting principles in the United States (GAAP).  However, we present certain financial measures identified as non-GAAP under the rules of the Securities and Exchange Commission (SEC) to assess our results.  We believe that the presentation of these non-GAAP financial measures provides enhanced visibility into our gross margin during our transformation, provides useful information about our selling, general and administrative expense structure and facilitates the comparison of our results to the results of our peer companies.  It is important to view non-GAAP financial measures in addition to, rather than as a substitute for, those measures and ratios prepared in accordance with GAAP.  We have provided reconciliations of the most directly comparable GAAP measures to our non-GAAP financial measures.

SELLING MARGIN, NON-GAAP FINANCIAL MEASURE
We define selling margin as sales in our stores and internet divided by direct cost from our vendors and freight.  Selling margin excludes costs indirectly incurred in procuring and bringing inventory to its existing condition and location, clearance markdowns and reserves under the retail method of accounting and sales and gross margin associated with our outlet stores.  In addition, it excludes sales adjustments for the change in reserve for estimated returns and items that have been sold but not shipped and/or delivered and shipping revenue.  The following table reconciles gross margin, the most directly comparable GAAP financial measure, to selling margin, a non-GAAP financial measure:

	Q3 2012			Q3 2011
($ in millions)
	Sales	Gross Margin	Gross Margin as a % of Sales	Sales	Gross Margin	Gross Margin as a % of Sales
Gross margin (GAAP)	2,927	952	32.5%	3,986	1,489	37.4%
Sales adjustments	(26)		0.3%	(23)		0.6%
Outlet stores	-	-	0.0%	(40)	(14)	-0.4%
Inventory transition markdowns on merchandise that was sold during the period	-	-	0.0%	-	-	0.0%
Buying and distribution costs		88	3.0%		88	2.2%
Clearance markdowns and reserves under the retail method of accounting		56	1.9%		(6)	-0.2%
Miscellaneous		(24)	-0.8%		(22)	-0.6%
Selling margin (non-GAAP)	2,901	1,072	37.0%	3,923	1,535	39.1%